CUSIP NO. 881448203

EXHIBIT 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Act of 1934, as amended, with respect to the shares of Common Stock, par value $0.001 per share, of Terremark Worldwide, Inc.   Each of the undersigned further agrees and acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: May 2, 2007	REPORTING PERSON:

Stichting Administratiekantoor Talpa Beheer
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Beheer BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Talpa Capital Holding BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Investments GP I BV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Cyrte Fund I CV
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

Johannes Hendrikus Hubert de Mol
/s/ Gaylord Macnack
By: Gaylord Macnack, attorney-in-fact*

* Signed pursuant to powers of attorney, dated July 30, 2006, August 3, 2006 and January 18, 2007, included as Exhibit 99.2 to the statement on Schedule 13D filed with the Securities and Exchange Commission on January 19, 2007 by the Reporting Persons and incorporated by reference herein.